Exhibit 99.1

W. P. Carey Inc. Announces Pricing of $350 Million of Senior Unsecured Notes in Debut Green Bond Offering

New York, NY – October 5, 2021 - W. P. Carey Inc. (NYSE: WPC) announced today that it has priced an underwritten public offering of $350,000,000 aggregate principal amount of 2.450% Senior Notes due 2032 (the “Notes”) in the company’s debut green bond offering. The Notes were offered at 99.048% of the principal amount.

Interest on the Notes will be paid semi-annually on February 1, and August 1 of each year, beginning on February 1, 2022. The offering of the Notes is expected to settle on October 15, 2021, subject to customary closing conditions.

W. P. Carey Inc. intends to fully allocate an amount equal to the net proceeds from the offering to the financing and refinancing, in whole or in part, of one or more recently completed or future eligible green projects in the categories outlined in W. P. Carey Inc.’s Green Financing Framework, which is designed to align with the International Capital Markets Association Green Bond Principles 2021. Pending such allocation, W. P. Carey Inc. may use the net proceeds from the sale of the Notes for the redemption or repayment of certain indebtedness or hold net proceeds in cash, cash equivalents and/or marketable securities, all in accordance with W. P. Carey Inc.’s cash management policy. Net proceeds allocated to previously incurred costs associated with eligible green projects will be available for the repayment of debt or other current uses.

J.P. Morgan, RBC Capital Markets, US Bancorp and Wells Fargo Securities acted as joint book-running managers for the Notes offering.

A registration statement relating to the Notes has become effective under the Securities Act of 1933, as amended (the "Securities Act"). The offering is being made by means of a prospectus supplement and prospectus. Before making an investment in the Notes, potential investors should read the prospectus supplement and the accompanying prospectus for more complete information about W. P. Carey Inc. and the offering. Potential investors may obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. Alternatively, potential investors may obtain copies, when available, by contacting: J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd floor, Telephone: (212) 834-4533; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: Transaction Management, Telephone: (866) 375-6829, Email: rbcnyfixedincomeprospectus@rbccm.com; U.S. Bancorp Investments Inc., 214 N. Tryon St., 26th Floor, Charlotte, NC 28202, Attention: Credit Fixed Income, Telephone: 1-877-558-2607; and Wells Fargo Securities, LLC at 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, by telephone at 1-800-645-3751 or by email at wfscustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer or sale of the Notes will be made only by means of a prospectus supplement relating to the offering and the accompanying prospectus.

W. P. Carey Inc.

W. P. Carey Inc. is a diversified real estate investment trust and a leading owner of commercial real estate, net leased to companies located primarily in North America and Europe on a long-term basis.

Forward-Looking Statements

Certain of the matters discussed in this press release constitute forward-looking statements within the meaning of the Securities Act, and the Securities Exchange Act of 1934, as amended, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey Inc. and may be identified by the use of words such as “may,” “will,” “should,” “would,” “could,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements represent W. P. Carey Inc.’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey Inc. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others, risks associated with the offering of the Notes, including whether such offering of the Notes will be successful and on what terms it may be completed; the risk factors set forth in W. P. Carey Inc.’s most recent Annual Report on Form 10-K, in subsequent reports filed with the SEC and in the prospectus supplement relating to the Notes, dated October 5, 2021; and other factors over which it has little or no control. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey Inc. does not undertake any obligation to publicly release any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Press Contact:
Anna McGrath

W. P. Carey Inc.

212-492-1166

amcgrath@wpcarey.com